Exhibit 99.1

FOR IMMEDIATE RELEASE

VIA PHARMACEUTICALS ANNOUNCES POSITIVE DSMB

RECOMMENDATION FOR VIA-2291 CLINICAL TRIALS

San Francisco, CA, October 10, 2007 – VIA Pharmaceuticals (NASDAQ: VIAP) a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease, announced today that its independent Data Safety Monitoring Board (DSMB) for its two VIA-2291 Phase II clinical trials recently met to review patient safety and surrogate biomarker efficacy data for these ongoing studies. Based on this review, the DSMB observed a continued acceptable safety profile, and evidence of a consistent pharmacological effect of VIA-2291 as would be predicted given its proposed mechanism of action. The DSMB recommended the studies continue as planned.

In light of this positive assessment, VIA intends to continue the current Phase II trials, and to initiate additional clinical studies. According to Dr. Adeoye Olukotun, Chief Medical Officer, “VIA is very encouraged that the safety profile of VIA-2291 indicates that it is well tolerated in patients, and that evidence of a positive pharmacological effect has been observed by the DSMB. We believe that a drug that addresses vascular inflammation in the treatment of atherosclerosis will address a significant unmet medical need.”

VIA continues to expect top line results from the two Phase II trials for Acute Coronary Syndrome (ACS) and Carotid Endarterectomy (CEA) patients in the middle of 2008.

About VIA Pharmaceuticals, Inc.

VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease. VIA is building a pipeline of small-molecule drugs that target inflammation in the blood vessel wall, an underlying cause of atherosclerosis and its complications, including heart attack and stroke. VIA’s lead drug candidate, VIA-2291, is in two concurrent Phase II clinical studies in patients with cardiovascular disease. VIA is headquartered in San Francisco, California. For more information, visit: www.viapharmaceuticals.com.

Forward-Looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to VIA’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause VIA’s actual results, levels of activity, performance or achievements to be expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,”

“plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond VIA’s control and which could materially affect actual results, levels of activity, performance or achievements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	our ability to obtain necessary financing;

•

our ability to comply with the registration requirements set forth in the securities purchase agreement with respect to the private placement and to timely file and have declared effective a resale registration statement registering the common stock sold pursuant to the securities purchase agreement to avoid payment of liquidated damages;

•	our ability to control our operating expenses;

•	our ability to recruit and enroll patients for the CEA and ACS clinical trials;

•	our ability to successfully complete our clinical trials of VIA-2291 on expected timetables and the outcomes of such clinical trials;

•	the outcome of any legal proceedings;

•	our ability to obtain necessary FDA approvals;

•	our ability to successfully commercialize VIA-2291;

•	our ability to obtain and protect our intellectual property related to our product candidates;

•	our potential for future growth and the development of our product pipeline;

•	our ability to form and maintain collaborative relationships to develop and commercialize our product candidates;

•	general economic and business conditions; and

•	the other risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 on file with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and VIA undertakes no obligation to update publicly any of these statements in light of new information or future events.

Contact Information:

VIA Pharmaceuticals, Inc.

James G. Stewart

Senior Vice President and Chief Financial Officer

415.283.2204

The Trout Group

Ian Clements / Lauren Glaser – San Francisco – 415.392.3385

Brian Korb – New York City – 646.378.2923

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